Filed Pursuant to
                                                                Rule 424(b)(3)
                                                            File No. 333-83208


                         PRICING SUPPLEMENT NO. 1 DATED
                          MARCH 25, 2002 TO PROSPECTUS
                       DATED MARCH 15, 2002 AND PROSPECTUS
                         SUPPLEMENT DATED MARCH 15, 2002

                           BOEING CAPITAL CORPORATION

                      Boeing Capital Corporation InterNotes
                   Due Nine Months or More From Date of Issue

         Except as set forth herein, the Boeing Capital Corporation InterNotes offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 15, 2002, as amended and supplemented by the Prospectus Supplement dated March 15, 2002 (the "Prospectus").

Aggregate Principal Amount:       $21,083,000

Price to Public:                  100%

Concession:                       1.2%

Net Proceeds:                     $20,830,004

Original Issue Date
(Settlement Date):                March 28, 2002

Stated Maturity Date:             March 15, 2009

Interest Rate:                    6.00% per annum

Interest Payment Dates:           March 15 and September 15 of each
                                  year commencing September 15, 2002

Optional Redemption:              [ ] Yes
                                  [X] No

Survivors Option:                 [X] Yes
                                  [ ] No

Form of Notes Issued:             [X] Book-Entry Notes
                                  [ ] Certificated Notes

CUSIP Number:                     09700PAA6

Joint Lead Managers
and Lead Agents:                  Banc of America Securities LLC and INCAPITAL,
                                  LLC

Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Edward D. Jones & Co., L.P., Merrill Lynch & Co., Morgan Stanley, Quick and Reilly Inc., Salomon Smith Barney, U.S. Bancorp Piper Jaffray, UBS PaineWebber, Wachovia Securities